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                                                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-124555, 333-12419 and 333-58251) and in the Registration Statements on Form S-8 (Nos.33-97358 and 333-70861) of Stillwater Mining Company of our report dated February 3, 1999 appearing on page 36 of this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Denver, Colorado
March 30, 1999